EXHIBIT 99.1

News Release
FOR IMMEDIATE RELEASE
ACCO BRANDS CORPORATION REPORTS THIRD QUARTER RESULTS;
RAISES ESTIMATE OF MERGER SYNERGIES TO $60 MILLION
•	Third quarter adjusted operating margins improve over the prior-year period; synergy savings begin positively impacting bottom line

•	Announces realignment of commercial businesses and completion of synergy review

•	Raises estimate of merger integration annual cost synergy target to $60 million, a $20 million increase

•	Pays down additional $20 million in debt, achieving more than $100 million repayment year-to-date
LINCOLNSHIRE, ILLINOIS, November 2, 2006 – ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, reported its third quarter 2006 results today. The company also announced an increase to $60 million of its targeted annual synergy savings from its merger with General Binding Corporation (“GBC”), resulting from a realignment of its commercial businesses and completion of its integration planning. The new estimate results in an increase of $20 million of annual cost synergies, which it expects to achieve by the end of 2009.
“We knew last year that the merger with GBC created substantial opportunity for us,” said David D. Campbell, chairman and chief executive officer. “As the integration has evolved, it is clear that the opportunities are even greater than we initially projected. Today we are announcing a strategic realignment of our businesses that will allow us to better focus our new product development activities and drive revenue growth in the Document Finishing and Commercial Lamination Solutions categories, while realizing significantly larger net cost synergies.”
In a separate announcement the Company detailed specific plans for its business and reporting segment realignment, which it intends to implement in time for 2007 reporting.
“The third quarter marked a significant inflection point for our business,” Campbell said. “We started to see our integration efforts positively impact the bottom line. From this point forward, we expect to see positive year-over-year improvement in operating income as synergies build and we recover margins through price increases.”
During the quarter, the company announced the consolidation or closure of an additional four facilities within its Office Products Group, which, when implemented, will complete the merger integration within this group. Since the beginning of 2006, the company has disclosed plans to close or downsize 28 facilities, as well as significantly expand strategically located manufacturing and distribution centers in Europe and the United States. These actions will ultimately account for 100% of the initially targeted cost synergies of $40 million.
The company continued to pay down its debt by a further $20 million in the third quarter, bringing to more than $100 million its debt reduction for the full year, far exceeding its mandatory debt repayment schedule. “Building a strong balance sheet is a high priority to allow for future financial flexibility and growth,” Campbell said.
Third Quarter Results
Reported results include the operations of the former General Binding Corporation (“GBC”) for the entire third quarter of 2006, but only the last six weeks of the comparable quarter of 2005.
Third quarter net sales increased 18%, to $499.2 million, due to the August 2005 acquisition of GBC. Current year net sales were 2% lower than the prior-year pro forma quarter. An early exit of certain low-margin business within U.S. Office Products offset growth in all other segments. (Refer to p. 5 for the definition of pro forma results and non-GAAP financial measures.)
The company reported third quarter net income of $18.1 million, or $0.33 per diluted share, compared to net income of $4.5 million, or $0.10 per diluted share in the prior-year quarter. Net income in the current quarter includes restructuring and non-recurring after-tax costs totaling $9.6 million ($13.6 million pre-tax), or $0.18 per diluted share, and incremental after-tax expense of $2.3 million, or $0.04 per diluted share, related to the new company’s long-term compensation plan and required expensing of equity compensation under SFAS 123(R). Also included in net income, but eliminated from adjusted net income, was a tax credit of $9.5 million resulting from the recognition of additional tax benefits from the filing of tax returns associated with the spin-off from Fortune Brands and merger with GBC in 2005. In the comparable quarter in 2005, the company incurred $11.4 million in income tax charges related to a corporate reorganization to facilitate the merger of its international operations.
Adjusted net income increased to $18.2 million, or $0.34 per diluted share, compared to adjusted pro forma net income of $15.8 million, or $0.30 per diluted share, in the prior-year quarter. Excluding incremental after-tax long-term compensation expense of $2.3 million, or $0.04 per diluted share, current-year adjusted net income was $0.38 per diluted share. The increase was due to operating profit improvements in the Office Products and Computer Products groups, as savings from synergies offset investments in SG&A and higher raw material and freight costs. (Refer to p. 12 for a reconciliation of “adjusted” results to GAAP.)

Results of Business Segments
Items Affecting Segment-level Adjusted Operating Income Comparability:

			Incremental
			Equity/Long-
	Pro	Foreign	term Incentive		Underlying
	Forma	Exchange	Compensation		Change in
	Q3 2005	Translation	Expense (1)	Calendar	Results	Q3 2006
Office Products	$24.6	$0.1	$(2.0)	$(0.2)	$1.5	$24.0
Computer Products	11.6	0.3	(0.1)	(0.5)	3.6	14.9
Commercial – IPFG	3.4	0.1	(0.2)	—	(1.1)	2.2
Other Commercial	5.9	0.1	(0.2)	—	0.2	6.0
Corporate	(7.2)	—	(1.1)	—	0.3	(8.0)

Total Adjusted OI	$38.3	$0.6	$(3.6)	$(0.7)	$4.5	$39.1

1)	Expense appears in SG&A.
Office Products Group
Office Products net sales increased 11% to $327.9 million, compared to $296.0 million in the prior-year quarter. Compared to prior-year pro forma results, net sales declined 3% after adjusting for currency and calendar days. The decline was due to the early exit of certain low-margin products and strong June demand ahead of the July price increase within U.S. Office Products, which offset growth in Australia and Latin America.
Office Products reported operating income was $10.9 million, compared to $25.0 million in the prior year. Adjusted operating income (refer to the table on p. 14) decreased 2% to $24.0 million, compared to adjusted pro forma operating income of $24.6 million in the prior-year quarter, principally due to equity compensation expense as noted in the table above. Adjusted operating income margins increased to 7.3% from 7.2%. Office Products operating income improved in all regions of the world except Europe. Excluding items affecting year-over-year comparability, operating income improved as a result of a number of factors in the U.S. business, principally net synergy savings and modest benefits from some July price increases. These factors were partially offset by European operations, which incurred unfavorable pricing coupled with higher raw material costs as well as increased investments in SG&A infrastructure to transition the European business model.
Computer Products Group
Computer Products sales increased 5% to $62.2 million, compared to $59.3 million in the prior-year quarter. The growth was driven primarily by increased sales of security products, iPod® accessories and notebook docking stations. This growth was lower than historical rates because of the company’s planned exit from the low-margin cleaning category and early shipment of new products in the prior year.

Computer Products operating income increased to $14.6 million, from $11.6 million. On an adjusted basis (refer to the table on p. 14), operating income was $14.9 million and operating margins increased to 24.0% from 19.6%, driven by favorable sales mix from new products across all regions.
Commercial-Industrial and Print Finishing Group
Commercial-Industrial and Print Finishing (“IPFG”) net sales increased to $45.9 million, compared to $24.8 million in the prior-year quarter. Compared to prior-year pro forma results, IPFG net sales increased 1%. On a constant currency basis, sales were down 1%. Sales were impacted by competitive pricing for laminating film, offset in part by strong machine sales, which should drive future film sales.
IPFG reported operating income increased to $2.2 million, compared to $2.0 million in the prior-year quarter. Adjusted operating income (refer to the table on p. 14) decreased 35%, to $2.2 million, compared to adjusted pro forma operating income of $3.4 million in the prior-year quarter. Operating margins decreased 270 basis points. The decrease was due to adverse sales mix from lower-margin machine sales, lower pricing and higher raw material costs, as resin costs continue to be volatile.
Other Commercial
Other Commercial net sales increased to $63.2 million, compared to $43.9 million in the prior-year quarter. Compared to prior-year quarter pro forma results, net sales increased 3%, adjusting for currency and calendar days. The increase was driven by price increases in the document finishing business.
Other Commercial reported operating income decreased to $5.8 million, compared to $6.1 million in the prior-year quarter. Adjusted operating income (refer to the table on p. 14) increased to $6.0 million, from adjusted pro forma operating income of $5.9 million in the prior-year quarter, and adjusted margins stayed flat at 9.5%.
Business Outlook
ACCO Brands believes that given the current economic environment, business integration and de-leveraging should enable the company to exhibit longer-term growth rates comprising revenue growth in the low- to mid-single-digits, operating income growth in the mid- to high-single-digits and diluted earnings-per-share growth in the low-double-digits. Sales growth for the remainder of 2006 and through 2007 will be impacted by the $75 million exit of low-margin business, of which only $10 million has been shed to date, and a further $20 million should be shed by the end of 2006.
The company continues to believe that full-year 2006 adjusted EBITDA (refer to p. 12 for the calculation of adjusted EBITDA) will be comparable to 2005 pro forma levels, with the positive effects of both increased synergies and the effect of the July price increase benefiting the second half of 2006. In addition, the fourth quarter should compare favorably to the prior-year period as the company anticipates stronger volumes versus a weak December prior period and a comparable impact from the stepped-up investments in corporate costs associated with the company’s new status as an independent public company, in Computer Products’ go-to-market efforts, and in the company’s European office products infrastructure. The fourth quarter of 2005 was also a period in which the company began to incur significant increases in certain raw material costs.
Full-year operating income and EPS will be impacted by equity and incentive compensation charges relative to 2005 pro forma results in connection with the new company’s inaugural long-term incentive compensation plan and required stock option expensing under SFAS 123(R). The company anticipates the incremental net of tax cost to be approximately $10 million, or $0.18 per share, for 2006. The company still anticipates achieving a run-rate adjusted operating income margin, before restructuring, amortization of intangible assets and stock-based compensation expense, of 12% exiting 2008, or approximately 11% including these factors.
Webcast
At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s third quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.
Pro Forma and Non-GAAP Financial Measures
In order to provide a more meaningful comparison to prior-year numbers, the company has presented pro forma results for prior-year periods assuming that the merger with GBC had occurred on January 1, 2005, instead of August 17, 2005, the actual date of the merger. Pro forma results are based on SEC regulations and are on a non-GAAP basis.
“Adjusted” results exclude all restructuring and restructuring-related items, as well as unusual tax items, for the combined company, and are non-GAAP measures. Adjusted pro forma information is provided to assist in the comparability with current-period results. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies. (Refer to the attached pro forma and adjusted results schedules provided herein, as well as the company’s reports on Form 8-K furnished to the Securities and Exchange Commission on February 14, 2006.)

About ACCO Brands Corporation
ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.
Forward-Looking Statements
This press release contains statements which may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands’ ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company’s customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company’s SEC filings.
For further information:

Rich Nelson	Jennifer Rice
Media Relations	Investor Relations
(847) 484-3030	(847) 484-3020

ACCO Brands Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2006 (A)	2005 (A)	Change	2006 (A)	2005 (A)	Change
Net sales	$499.2	$424.0	18%	$1,430.4	$974.5	47%

Cost of products sold (B)	352.8	301.1	17%	1,027.5	688.9	49%
Advertising, selling, general and administrative (C), (D)	112.6	88.9	27%	329.7	201.8	63%
Amortization of intangibles	2.5	1.4	79%	8.5	2.4	254%
Restructuring charges	5.8	0.4	NM	25.6	0.4	NM

Operating Income	25.5	32.2	(21)%	39.1	81.0	(52)%

Interest expense	16.5	9.1	81%	47.2	13.0	263%
Other expense/(income), net	(2.4)	(1.3)	85%	(4.1)	0.7	NM

Income (loss) before income taxes, minority interest and cumulative effect of change in accounting principle	11.4	24.4	(53)%	(4.0)	67.3	(106)%

Income taxes	(6.9)	19.9	(135)%	(12.5)	37.3	(134)%
Minority Interest	0.2	—		0.3	—

Net income before change in accounting principle	18.1	4.5	302%	8.2	30.0	(73)%

Cumulative effect of change in accounting principle, net of tax	—	—	NM	—	3.3	(100)%

Net income	$18.1	$4.5	302%	$8.2	$33.3	(75)%

Basic earnings per common share:
Income before change in accounting principle	$0.34	$0.10	240%	$0.15	$0.79	(81)%
Change in accounting principle	—	—		—	0.09

Net income	$0.34	$0.10	240%	$0.15	$0.88	(83)%

Diluted earnings per common share:
Income before change in accounting principle	$0.33	$0.10	230%	$0.15	$0.78	(81)%
Change in accounting principle	—	—		—	0.08

Net income	$0.33	$0.10	230%	$0.15	$0.86	(83)%

Weighted average shares
Basic	53.5	43.4		53.3	37.8
Diluted	54.3	44.4		54.1	38.5

Actual shares at end of period	53.6	52.4		53.6	52.4
Fully diluted shares at end of period	54.5	53.7		54.5	53.7

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on August 17, 2005.

(B)	Includes restructuring implementation related costs of $5.3 million and $(1.9) million in three month periods and $7.7 million and $(1.9) for the nine month periods ended September 30, 2006 and 2005, respectively.

(C)	Includes restructuring implementation related non-recurring costs of $2.5 million and $8.2 million in three month periods, and $7.7 million and $11.1 million for the nine month periods ended September 30, 2006 and 2005, respectively.

(D)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the company recorded $4.7 million (1% of sales) and $14.3 million (1% of sales) of stock-based compensation expense during the three and nine months ended September 30, 2006, respectively.

Statistics (as a % of Total Net Sales, except for Income tax rate)
Gross Margin (B)	29.3%	29.0%	28.2%	29.3%
SG&A (B) (C) (D)	22.6%	21.0%	23.0%	20.7%
Operating Income (B) (C) (D)	5.1%	7.6%	2.7%	8.3%
Income before Income Taxes (B) (C) (D)	2.3%	5.8%	(0.3)%	6.9%
Net Income (B) (C) (D)	3.6%	1.1%	0.6%	3.4%
Income tax rate	(60.5)%	81.6%	312.5%	55.4%

ACCO Brands Corporation
SEGMENT RESULTS
(Unaudited)
(in millions of dollars)

	2006 (1)			2005 (1)
		Operating			Operating		Sales	OI
	Net Sales	Income (2)	OI Margin	Net Sales	Income (2)	OI Margin	Change	Change
Q1:
Office Products	$311.1	$6.0	1.9%	$216.3	$19.6	9.1%	44%	(69)%
Computer Products	51.9	8.3	16.0%	44.3	8.9	20.1%	17%	(7)%
Commercial-Industrial & Print Finishing	49.6	4.8	9.7%	—	—
Other Commercial	56.0	4.1	7.3%	14.2	0.2	1.4%	294%	NM

Corporate	—	(9.5)		—	(2.6)

Total	$468.6	$13.7	2.9%	$274.8	$26.1	9.5%	71%	(48)%

	2006 (1)			2005 (1)
		Operating			Operating		Sales	OI
	Net Sales	Income (2)	OI Margin	Net Sales	Income (2)	OI Margin	Change	Change
Q2:
Office Products	$308.2	$(4.7)	(1.5)%	$215.0	$13.5	6.3%	43%	(135)%
Computer Products	51.2	6.5	12.7%	49.1	12.1	24.6%	4%	(46)%
Commercial-Industrial & Print Finishing	47.9	4.9	10.2%	—	—
Other Commercial	55.3	1.8	3.3%	11.6	(0.3)	(2.6)%	377%	NM

Corporate	—	(8.6)		—	(2.6)

Total	$462.6	$(0.1)	0.0%	$275.7	$22.7	8.2%	68%	(100)%

	2006 (1)			2005 (1)
		Operating			Operating		Sales	OI
	Net Sales	Income (2)	OI Margin	Net Sales	Income (2)	OI Margin	Change	Change
Q3:
Office Products	$327.9	$10.9	3.3%	$296.0	$25.0	8.4%	11%	(56)%
Computer Products	62.2	14.6	23.5%	59.3	11.6	19.6%	5%	26%
Commercial-Industrial & Print Finishing	45.9	2.2	4.8%	24.8	2.0	8.1%	85%	10%
Other Commercial	63.2	5.8	9.2%	43.9	6.1	13.9%	44%	(5)%

Corporate	—	(8.0)		—	(12.5)

Total	$499.2	$25.5	5.1%	$424.0	$32.2	7.6%	18%	(21)%

	2006 (1)			2005 (1)
		Operating			Operating		Sales	OI
	Net Sales	Income (2)	OI Margin	Net Sales	Income (2)	OI Margin	Change	Change
NINE MONTHS:
Office Products	$947.2	$12.2	1.3%	$727.3	$58.1	8.0%	30%	(79)%
Computer Products	165.3	29.4	17.8%	152.7	32.6	21.3%	8%	(10)%
Commercial-Industrial & Print Finishing	143.4	11.9	8.3%	24.8	2.0	8.1%	478%	495%
Other Commercial	174.5	11.7	6.7%	69.7	6.0	8.6%	150%	95%

Corporate	—	(26.1)		—	(17.7)

Total	$1,430.4	$39.1	2.7%	$974.5	$81.0	8.3%	47%	(52)%

(1)	The results of General Binding Corporation are included in the entire current year periods and in the prior year periods from the acquisition date of August 17, 2005.

(2)	The above results include restructuring and restructuring-related expenses, in accordance with U.S. GAAP.

ACCO Brands Corporation
CONSOLIDATED BALANCE SHEETS
(in millions of dollars)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$49.3	$91.1
Receivables, net	411.9	438.9
Inventories, net	282.4	268.2
Deferred income taxes	36.2	37.5
Other current assets	41.3	25.3

Total current assets	821.1	861.0
Property, plant and equipment, net	227.4	239.8
Deferred income taxes	27.6	17.4
Goodwill, net	440.7	433.8
Identifiable intangibles, net	234.5	240.6
Prepaid pension	83.8	81.9
Other assets	51.9	55.0

Total assets	$1,887.0	$1,929.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable to banks	$6.4	$7.0
Current portion of long-term debt	14.1	23.1
Accounts payable	176.7	150.1
Accrued compensation	37.7	27.7
Accrued customer programs	120.1	122.9
Other current liabilities	127.7	122.2

Total current liabilities	482.7	453.0
Debt, less current portion	833.9	911.8
Deferred income taxes	77.0	94.1
Post-retirement and other liabilities	62.9	62.3

Total liabilities	1,456.5	1,521.2

Stockholders’ equity
Common stock	0.6	0.5
Treasury stock, at cost	(1.1)	(1.1)
Paid-in capital	1,367.3	1,350.3
Unearned compensation	—	(5.2)
Accumulated other comprehensive income	2.7	11.0
Accumulated deficit	(939.0)	(947.2)

Total stockholders’ equity	430.5	408.3

Total liabilities and stockholders’ equity	$1,887.0	$1,929.5

ACCO Brands Corporation
KEY STATS and RATIOS
(Unaudited)
(in millions of dollars)

Net Debt	September 30, 2006
Short-term debt, including current portion of long-term debt	$20.5
Long-term debt	833.9
Total debt	$854.4
Cash and temporary cash investments	49.3
Net debt	$805.1

	Three Months Ended	Nine Months Ended
Reconciliation of Gross Debt	September 30, 2006	September 30, 2006
Beginning of period	$873.1	$941.9
Debt reduction	(19.9)	(101.6)
Impact of change in FX rates	1.2	14.1
End of period	$854.4	$854.4

Twelve months ended
Leverage (debt to EBITDA)	September 30, 2006
Trailing 12 months adjusted EBITDA (A)	$196.5
Net debt (see above)	$805.1

Leverage (net debt divided by adjusted EBITDA)	4.1

Twelve months ended
Interest Coverage (EBITDA to Interest)	September 30, 2006
Trailing 12 months adjusted EBITDA (A)	$196.5

Trailing 12 months pro forma interest expense, net of interest income (A)	$63.0

Interest coverage (adjusted EBITDA divided by interest expense)	3.1

(A)	Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the Company from year-to-year. These measures may be inconsistent with similar measures presented by other companies. See page 16 for a reconciliation of trailing twelve month data to GAAP net income.

ACCO Brands Corporation
SELECTED REPORTED AND PRIOR-YEAR PRO FORMA FINANCIAL INFORMATION
(Unaudited)
(in millions of dollars)

	Three Months Ended September 30,
	2006	2005
	(Actual)	(Pro Forma)
Selected Non-cash Adjustments to Net Income (Pre-Tax):

Depreciation expense	$10.0	$9.8

Intangible amortization expense	$2.5	$2.7

Stock-based compensation expense	$4.7	$0.9

Selected Cash Investing Activities (Pre-Tax):

Capital expenditures	$10.0	$2.2

Restructuring & integration activities	$6.2	$16.2

	Nine Months Ended September 30,
	2006	2005
	(Actual)	(Pro Forma)
Selected Non-cash Adjustments to Net Income (Pre-Tax):

Depreciation expense	$29.5	$30.9

Intangible amortization expense	$8.5	$8.2

Stock-based compensation expense	$14.3	$3.4

Inventory acquisition expense	$—	$5.4

Selected Cash Investing Activities (Pre-Tax):

Capital expenditures	$22.1	$19.3

Restructuring & integration activities	$19.6	$19.3

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per-share amounts)

	Three Months Ended September 30,
	2006			2005
		(D)			(B)	(C)	(D)	ACCO Brands
	(A)	Less:	ACCO Brands	(A)	Pro Forma	ACCO Brands	Less:	Adjusted Pro
	As Reported	Charges	Adjusted	As Reported	Adjustments	Pro Forma	Charges	Forma	% Change
Net sales	$499.2	$—	$499.2	$424.0	$83.0	$507.0	$—	$507.0	(2)%

Cost of products sold	352.8	(5.3)	347.5	301.1	59.6	360.7	1.9	362.6	(4)%

Advertising, selling, general and administrative	112.6	(2.5)	110.1	88.9	22.8	111.7	(8.3)	103.4	6%
Amortization of intangibles	2.5	—	2.5	1.4	1.3	2.7	—	2.7	(7)%
Restructuring charges	5.8	(5.8)	—	0.4	(0.3)	0.1	(0.1)	—

Operating Income	25.5	13.6	39.1	32.2	(0.4)	31.8	6.5	38.3	2%

Interest expense	16.5	—	16.5	9.1	8.2	17.3	—	17.3	(5)%
Other expense (income), net	(2.4)	—	(2.4)	(1.3)	(0.4)	(1.7)	—	(1.7)	41%

Income (loss) before income taxes and minority interest	11.4	13.6	25.0	24.4	(8.2)	16.2	6.5	22.7	10%

Income taxes	(6.9)	13.5	6.6	19.9	(4.1)	15.8	(8.9)	6.9	(4)%
Minority interest expense, net of tax	0.2	—	0.2	—	—	—	—	—

Net Income (loss)	$18.1	$0.1	$18.2	$4.5	$(4.1)	$0.4	$15.4	$15.8	15%

Earnings per share:
Basic			$0.34			$0.01		$0.30	12%

Diluted			$0.34			$0.01		$0.30	14%

Weighted average shares outstanding:
Basic			53.5			51.9		51.9
Diluted			54.3			53.0		53.0

REFER TO PAGE 14 FOR A RECONCILIATION OF ITEMS IMPACTING PRIOR-YEAR COMPARABILITY.

SUPPLEMENTAL EBITDA CALCULATION

Net Income			$18.2			$0.4		$15.8	15%
Minority interest expense, net of tax			0.2			—		—	NM
Income tax expense			6.6			15.8		6.9	(4)%
Interest expense, net			16.5			17.3		17.3	(5)%
Other (income)/expense, net			(2.4)			(1.7)		(1.7)	41%
Restructuring charges			—			0.1		—	NM
Amortization of intangibles			2.5			2.7		2.7	(7)%
Amortization of SO’s and RSU’s (E)			4.7			0.9		0.9	422%
Depreciation expense (F)			9.1			9.8		9.8	(7)%

Supplemental EBITDA			55.4			45.3		51.7	7%
Restructuring related charges included in COS			—			(1.9)		—	NM
Restructuring related charges included in SG&A			—			8.3		—	NM

Adjusted EBITDA			$55.4			$51.7		$51.7	7%

Statistics (as a % of Q3 Net Sales, except for Income tax rate)	Adjusted	Pro Forma	Adjusted
Gross Profit (Net sales, less Cost of products sold)	30.4%	28.9%	28.5%
Advertising, selling, general and administrative	22.1%	22.0%	20.4%
Operating Income	7.8%	6.3%	7.6%
Income before income taxes and minority interest	5.0%	3.2%	4.5%
Net Income	3.6%	0.1%	3.1%
Income tax rate	26.4%	97.5%	30.4%
Adjusted EBITDA	11.1%	10.2%	10.2%

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on that date.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the Company’s 8-K furnished on February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results. In addition, results have been adjusted to exclude certain income tax items impacting the Company’s effective tax rate.

(E)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the Company recorded$4.7 million (1% of sales) of stock-based compensation expense in the 2006 period.

(F)	Includes the portion of the Company’s depreciation not already excluded from adjusted net income as a restructuring related charge.

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions of dollars, except per-share amounts)

	Nine Months Ended September 30,
	2006			2005
	(A)	(D)		(A)	(B)	(C)	(D)	ACCO Brands
	As	Less:	ACCO Brands	As	Pro Forma	ACCO Brands	Less:	Adjusted Pro
	Reported	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Forma	% Change
Net sales	$1,430.4	$—	$1,430.4	$974.5	$449.5	$1,424.0	$—	$1,424.0	NM

Cost of products sold	1,027.5	(7.7)	1,019.8	688.9	324.5	1,013.4	1.9	1,015.3	NM

Advertising, selling, general and administrative	329.7	(7.7)	322.0	201.8	115.1	316.9	(15.4)	301.5	7%
Amortization of intangibles	8.5	—	8.5	2.4	5.8	8.2	—	8.2	4%
Restructuring charges	25.6	(25.6)	—	0.4	1.0	1.4	(1.4)	—

Operating Income	39.1	41.0	80.1	81.0	3.1	84.1	14.9	99.0	(19)%

Interest expense	47.2	—	47.2	13.0	38.9	51.9	—	51.9	(9)%
Other expense (income), net	(4.1)	—	(4.1)	0.7	(0.5)	0.2	—	0.2	NM

Income (loss) before income taxes, minority interest and change in accounting principle	(4.0)	41.0	37.0	67.3	(35.3)	32.0	14.9	46.9	(21)%

Income taxes	(12.5)	22.2	9.7	37.3	(11.5)	25.8	(6.1)	19.7	(51)%
Minority interest expense, net of tax	0.3	—	0.3	—	—	—	—	—

Net income (loss) before change in accounting principle	8.2	18.8	27.0	30.0	(23.8)	6.2	21.0	27.2	(1)%

Cumulative effect of change in accounting principle, net of tax	—	—	—	3.3	—	3.3	—	3.3

Net Income (loss)	$8.2	$18.8	$27.0	$33.3	$(23.8)	$9.5	$21.0	$30.5	(11)%

Earnings per share:
Basic			$0.51			$0.18		$0.59	(14)%

Diluted			$0.50			$0.18		$0.58	(14)%

Weighted average shares outstanding:
Basic			53.3			51.6		51.6
Diluted			54.1			52.7		52.7

SUPPLEMENTAL EBITDA CALCULATION

Net Income			$27.0			$9.5		$30.5	(11)%
Change in accounting principle, net of tax			—			(3.3)		(3.3)	NM
Minority interest expense, net of tax			0.3			—		—	NM
Income tax expense			9.7			25.8		19.7	(51)%
Interest expense, net			47.2			51.9		51.9	(9)%
Other (income)/expense, net			(4.1)			0.2		0.2	NM
Restructuring charges			—			1.4		—	NM
Amortization of intangibles			8.5			8.2		8.2	4%
Amortization of SO’s and RSU’s (E)			14.3			2.5		3.4	321%
Inventory acquisition expense			—			5.4		5.4	NM
Depreciation expense (F)			28.0			21.1		30.9	(9)%

Supplemental EBITDA			130.9			122.7		146.9	(11)%
Restructuring related charges included in COS			—			(1.9)		—	NM
Restructuring related charges included in SG&A			—			15.4		—	NM

Adjusted EBITDA			$130.9			$136.2		$146.9	(11)%

Statistics (as a % of YTD Net Sales, except for Income tax rate)	Adjusted	Pro Forma	Adjusted
Gross Profit (Net sales, less Cost of products sold)	28.7%	28.8%	28.7%
Advertising, selling, general and administrative	22.5%	22.3%	21.2%
Operating Income	5.6%	5.9%	7.0%
Income before income taxes, minority interest and change in accounting principle	2.6%	2.2%	3.3%
Net Income	1.9%	0.7%	2.1%
Income tax rate	26.2%	80.6%	42.0%
Adjusted EBITDA	9.2%	9.6%	10.3%

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on that date.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the Company’s 8-K furnished on February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results. In addition, results have been adjusted to exclude certain income tax items impacting the Company’s effective tax rate.

(E)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the Company recorded $14.3 million (1% of sales) of stock-based compensation expense in the 2006 period.

(F)	Includes the portion of the Company’s depreciation not already excluded from adjusted net income as a restructuring related charge.

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA SEGMENT RESULTS
(Unaudited)
(in millions of dollars)

	2006					2005					Percent Change - Sales				Change - OI
	Reported	Reported	Excluded	Adjusted	Adjusted	Pro Forma		Excluded		Adjusted	Pro Forma	Currency	Calendar	Underlying	Adjusted	Adjusted	BP chng
	Net Sales	OI	Charges	OI	OI Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	OI Margin	Net Sales	Translation	Days	Growth	OI $	OI %	Margins

Q1:
Office Products	$311.1	$6.0	$8.3	$14.3	4.6%	$310.5	$19.2	$1.0	$20.2	6.5%	0.2%	(2.6)%	0.2%	2.6%	(5.9)	(29.2)%	(1.9)
Computer Products	51.9	8.3	—	8.3	16.0%	44.3	8.9	—	8.9	20.1%	17.2%	(2.9)%	1.8%	18.3%	(0.6)	(6.7)%	(4.1)
Commercial — IPFG	49.6	4.8	—	4.8	9.7%	46.3	2.3	—	2.3	5.0%	7.1%	(2.1)%	0.0%	9.2%	2.5	108.7%	4.7
Other Commercial	56.0	4.1	—	4.1	7.3%	53.6	1.4	—	1.4	2.6%	4.5%	(1.5)%	(1.4)%	7.4%	2.7	192.9%	4.7

Corporate	—	(9.5)	1.3	(8.2)		—	(10.2)	2.6	(7.6)

Total	$468.6	$13.7	$9.6	$23.3	5.0%	$454.7	$21.6	$3.6	$25.2	5.5%	3.1%	(2.5)%	0.1%	5.5%	(1.9)	(7.5)%	(0.5)

	2006					2005					Percent Change - Sales				Change - OI
	Reported	Reported	Excluded	Adjusted	Adjusted	Pro Forma		Excluded		Adjusted	Pro Forma	Currency	Calendar	Underlying	Adjusted	Adjusted	BP chng
	Net Sales	OI	Charges	OI	OI Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	OI Margin	Net Sales	Translation	Days	Growth	OI $	OI %	Margins

Q2:
Office Products	$308.2	$(4.7)	$15.1	$10.4	3.4%	$313.0	$18.8	$2.3	$21.1	6.7%	(1.5)%	0.1%	0.0%	(1.6)%	(10.7)	(50.7)%	(3.3)
Computer Products	51.2	6.5	1.3	7.8	15.2%	49.1	12.1	—	12.1	24.6%	4.3%	0.6%	(0.3)%	4.0%	(4.3)	(35.5)%	(9.4)
Commercial — IPFG	47.9	4.9	—	4.9	10.2%	46.7	4.3	—	4.3	9.2%	2.6%	1.2%	0.0%	1.4%	0.6	14.0%	1.0
Other Commercial	55.3	1.8	0.1	1.9	3.4%	53.5	3.6	—	3.6	6.7%	3.4%	(0.4)%	0.1%	3.7%	(1.7)	(47.2)%	(3.3)

Corporate	—	(8.6)	1.3	(7.3)		—	(8.1)	2.5	(5.6)

Total	$462.6	$(0.1)	$17.8	$17.7	3.8%	$462.3	$30.7	$4.8	$35.5	7.7%	0.1%	0.2%	0.0%	(0.1)%	(17.8)	(50.1)%	(3.9)

	2006					2005					Percent Change - Sales				Change - OI
	Reported	Reported	Excluded	Adjusted	Adjusted	Pro Forma		Excluded		Adjusted	Pro Forma	Currency	Calendar	Underlying	Adjusted	Adjusted	BP chng
	Net Sales	OI	Charges	OI	OI Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	OI Margin	Net Sales	Translation	Days	Growth	OI $	OI %	Margins

Q3:
Office Products	$327.9	$10.9	$13.1	$24.0	7.3%	$340.3	$25.6	$(1.0)	$24.6	7.2%	(3.6)%	1.4%	(2.3)%	(2.7)%	(0.6)	(2.4)%	0.1
Computer Products	62.2	14.6	0.3	14.9	24.0%	59.3	11.6	—	11.6	19.6%	4.9%	2.0%	(3.6)%	6.5%	3.3	28.4%	4.4
Commercial — IPFG	45.9	2.2	—	2.2	4.8%	45.3	3.4	—	3.4	7.5%	1.3%	2.1%	0.0%	(0.8)%	(1.2)	(35.3)%	(2.7)
Other Commercial	63.2	5.8	0.2	6.0	9.5%	62.1	5.9	—	5.9	9.5%	1.8%	0.5%	(1.3)%	2.6%	0.1	1.7%	—
Corporate	—	(8.0)	—	(8.0)		—	(14.7)	7.5	(7.2)

Total	$499.2	$25.5	$13.6	$39.1	7.8%	$507.0	$31.8	$6.5	$38.3	7.6%	(1.5)%	1.5%	(2.1)%	(0.9)%	0.8	2.1%	0.2

	2006					2005					Percent Change - Sales				Change - OI
	Reported	Reported	Excluded	Adjusted	Adjusted	Pro Forma		Excluded		Adjusted	Pro Forma	Currency	Calendar	Underlying	Adjusted	Adjusted	BP chng
	Net Sales	OI	Charges	OI	OI Margin	Net Sales	Pro Forma OI	Charges	Adjusted OI	OI Margin	Net Sales	Translation	Days	Growth	OI $	OI %	Margins

NINE MONTHS:
Office Products	$947.2	$12.2	$36.5	$48.7	5.1%	$963.8	$63.6	$2.3	$65.9	6.8%	(1.7)%	(0.3)%	(0.7)%	(0.7)%	(17.2)	(26.1)%	(1.7)
Computer Products	165.3	29.4	1.6	31.0	18.8%	152.7	32.6	—	32.6	21.3%	8.3%	0.1%	(0.9)%	9.1%	(1.6)	(4.9)%	(2.5)
Commercial — IPFG	143.4	11.9	—	11.9	8.3%	138.3	10.0	—	10.0	7.2%	3.7%	0.4%	0.0%	3.3%	1.9	19.0%	1.1
Other Commercial	174.5	11.7	0.3	12.0	6.9%	169.2	10.9	—	10.9	6.4%	3.1%	(0.4)%	(0.9)%	4.4%	1.1	10.1%	0.5
Corporate	—	(26.1)	2.6	(23.5)		—	(33.0)	12.6	(20.4)

Total	$1,430.4	$39.1	$41.0	$80.1	5.6%	$1,424.0	$84.1	$14.9	$99.0	7.0%	0.4%	(0.2)%	(0.7)%	1.3%	(18.9)	(19.1)%	(1.4)

Price, Volume, Currency Analysis
(Unaudited)
Q1 2006

	Percent Change - Sales
	Pro Forma
	Net Sales	Currency	Change in
	Growth	Translation	Calendar	Price	Volume
Office Products	0.2%	(2.6)%	0.2%	0.2%	2.4%
Computer Products	17.2%	(2.9)%	1.8%	2.7%	15.6%
Commercial — IPFG	7.1%	(2.1)%	0.0%	1.7%	7.5%
Other Commercial	4.5%	(1.5)%	(1.4)%	3.0%	4.4%

Total	3.1%	(2.5)%	0.1%	0.9%	4.6%
Q2 2006

	Percent Change - Sales
	Pro Forma
	Net Sales	Currency	Change in
	Growth	Translation	Calendar	Price	Volume
Office Products	(1.5)%	0.1%	0.0%	0.1%	(1.7)%
Computer Products	4.3%	0.6%	(0.3)%	(0.2)%	4.2%
Commercial – IPFG	2.6%	1.2%	0.0%	1.3%	0.1%
Other Commercial	3.4%	(0.4)%	0.1%	2.2%	1.5%

Total	0.1%	0.2%	0.0%	0.4%	(0.5)%
Q3 2006

	Percent Change - Sales
	Pro Forma
	Net Sales	Currency	Change in
	Growth	Translation	Calendar	Price	Volume
Office Products	(3.6)%	1.4%	(2.3)%	0.0%	(2.7)%
Computer Products	4.9%	2.0%	(3.6)%	2.7%	3.8%
Commercial – IPFG	1.3%	2.1%	0.0%	(0.4)%	(0.4)%
Other Commercial	1.8%	0.5%	(1.3)%	1.9%	0.7%

Total	(1.5)%	1.5%	(2.1)%	0.5%	(1.4)%
NINE MONTHS 2006

	Percent Change - Sales
	Pro Forma
	Net Sales	Currency	Change in
	Growth	Translation	Calendar	Price	Volume
Office Products	(1.7)%	(0.3)%	(0.7)%	0.1%	(0.8)%
Computer Products	8.3%	0.1%	(0.9)%	1.8%	7.3%
Commercial — IPFG	3.7%	0.4%	0.0%	0.9%	2.4%
Other Commercial	3.1%	(0.4)%	(0.9)%	2.4%	2.0%

Total	0.4%	(0.2)%	(0.7)%	0.6%	0.7%
Incremental Long-term Incentive Compensation Expense
by Pro forma Segment (pre-tax)
(dollars in millions)

			Incremental
	Actual Q1 2006	Actual Q1 2005	Expense vs. Prior
	Expense (1)	Expense (1)	Year
Office Products	$2.2	$0.2	$2.0
Computer Products	0.2	—	0.2
Commercial — IPFG	0.1	—	0.1
Other Commercial	0.1	0.2	(0.1)
Corporate	1.9	1.7	0.2

Total	$4.5	$2.1	$2.4

			Incremental
	Actual Q2 2006	Actual Q2 2005	Expense vs. Prior
	Expense (1)	Expense (1)	Year
Office Products	$2.1	$0.1	$2.0
Computer Products	0.2	—	0.2
Commercial — IPFG	0.1	—	0.1
Other Commercial	0.1	—	0.1
Corporate	2.4	1.0	1.4

Total	$4.9	$1.1	$3.8

			Incremental
	Actual Q3 2006	Actual Q3 2005	Expense vs. Prior
	Expense (1)	Expense (1)	Year
Office Products	$2.2	$0.2	$2.0
Computer Products	0.1	—	0.1
Commercial — IPFG	0.2	—	0.2
Other Commercial	0.2	—	0.2
Corporate	2.0	0.9	1.1

Total	$4.7	$1.1	$3.6

			Incremental
	Actual Nine Month	Actual Nine Month	Expense vs. Prior
	2006 Expense (1)	2005 Expense (1)	Year
Office Products	$6.5	$0.5	$6.0
Computer Products	0.5	—	0.5
Commercial — IPFG	0.4	—	0.4
Other Commercial	0.4	0.2	0.2
Corporate	6.3	3.6	2.7

Total	$14.1	$4.3	$9.8

(1)	Includes both stock-based and cash-based long-term incentive programs.

ACCO Brands Corporation
Reconciliation of Trailing Twelve Months Adjusted EBITDA to GAAP Net Income
(Unaudited)
(in millions of dollars, except per-share amounts)

	Nine Months Ended September 30,			Three Months Ended December 31,
	2006			2005
								ACCO
	(A)	(D)		(A)	(B)	(C)	(D)	Brands	Trailing 12
	As	Less:	ACCO Brands	As	Pro Forma	ACCO Brands	Less:	Adjusted Pro	Months
	Reported	Charges	Adjusted	Reported	Adjustments	Pro Forma	Charges	Forma	Metrics
Net sales	$1,430.4	$—	$1,430.4	$513.0	$—	$513.0	$—	$513.0

Cost of products sold	1,027.5	(7.7)	1,019.8	359.1	(2.0)	357.1	(0.6)	356.5

Advertising, selling, general and administrative	329.7	(7.7)	322.0	105.2	(0.2)	105.0	(4.2)	100.8
Amortization of intangibles	8.5	—	8.5	2.5	—	2.5	—	2.5
Restructuring charges	25.6	(25.6)	—	2.5	—	2.5	(2.5)	—

Operating Income	39.1	41.0	80.1	43.7	2.2	45.9	7.3	53.2

Interest expense	47.2	—	47.2	15.8	—	15.8	—	15.8	63.0
Other expense (income), net	(4.1)	—	(4.1)	(0.7)	—	(0.7)	—	(0.7)

Income (loss) before income taxes and minority interest	(4.0)	41.0	37.0	28.6	2.2	30.8	7.3	38.1

Income taxes	(12.5)	22.2	9.7	2.2	0.8	3.0	10.6	13.6
Minority interest expense, net of tax	0.3	—	0.3	0.2	—	0.2	—	0.2

Net Income (loss)	$8.2	$18.8	$27.0	$26.2	$1.4	$27.6	$(3.3)	$24.3

Earnings per share:
Basic			$0.51			$0.53		$0.46

Diluted			$0.50			$0.51		$0.45

Weighted average shares outstanding:
Basic			53.3			52.6		52.6
Diluted			54.1			54.1		54.1

SUPPLEMENTAL EBITDA CALCULATION

Net Income			$27.0			$27.6		$24.3
Minority interest expense, net of tax			0.3			0.2		0.2
Income tax expense			9.7			3.0		13.6
Interest expense, net			47.2			15.8		15.8
Other (income)/expense, net			(4.1)			(0.7)		(0.7)
Restructuring charges			—			2.5		—
Amortization of intangibles			8.5			2.5		2.5
Amortization of SO’s and RSU’s (E)			14.3			0.6		0.6
Inventory acquisition expense			—			—		—
Depreciation expense (F)			28.0			9.3		9.3

Supplemental EBITDA			130.9			60.8		65.6
Restructuring related charges included in COS			—			0.6		—
Restructuring related charges included in SG&A			—			4.2		—

Adjusted EBITDA			$130.9			$65.6		$65.6	196.50

(A)	The results of General Binding Corporation are included in the entire current year period and from August 17, 2005 in the prior year periods, as the acquisition occurred on that date.

(B)	Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the Company’s 8-K furnished on February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).

(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company’s underlying results. In addition, results have been adjusted to exclude certain income tax items impacting the Company’s effective tax rate.

(E)	In connection with the adoption of the December 2005 long-term executive management compensation plan (as amended) and required expensing of stock option grants under SFAS 123(R), the Company recorded $14.3 million (1% of sales) of stock-based compensation expense in the 2006 period.

(F)	Includes the portion of the Company’s depreciation not already excluded from adjusted net income as a restructuring related charge.

Office Products Integration Update – Facility Closures or Consolidations
Third Quarter 2006 – Seven affected facilities:

Born, Netherlands	European logistics and distribution facilities will be consolidated into an expanded state-of-the-art logistics center in Born. A number of finance, information technology, technical services and supply planning operations in mainland Europe – principally France and Germany – will also be relocated to the facility.

Dijon, France	One of three distribution centers that will close in 2007 after being consolidated into the Born facility.

Rudersburg, Germany	One of three distribution centers that will close in 2007 after being consolidated into the Born facility.

Helsingborg, Sweden	One of three distribution centers that will close in 2007 after being consolidated into the Born facility.

France	Three sales and customer service facilities in France will be consolidated into one new office near Paris.
Second Quarter 2006 – Twelve affected facilities:

Basingstoke, England	Distribution, Office Products Group telesales and customer service facility closed in September, 2006. Functions were consolidated into two existing U.K. facilities.

Bellmawr, New Jersey	Distribution facility was consolidated with an existing facility in East Texas, Pennsylvania, completed in July.

Booneville, Mississippi	Manufacturing and distribution facility will be significantly expanded in 2006 and 2007. This will become the principal distribution hub for U.S. operations and will incorporate integrated manufacturing of freight-intensive product (large dry-erase boards and ring binders).

Gelnhausen, Germany	Sales office and operations were consolidated into a sales office in Germany as part of the integration of the European office products sales force, completed in July.

Hanover Park (Muirfield), Illinois	Storage and Organization distribution facility will close in early 2007. Distribution will be transferred into the Booneville, Mississippi facility.

Lincolnshire, Illinois	Storage and Organization manufacturing facility will close in early 2007. Manufacturing will be moved into the Booneville, Mississippi facility.

Manchester, England	Distribution center closed in August 2006 and was consolidated into another center in the U.K.

Milan, Italy	Customer service and marketing office was consolidated into an existing facility in Turin, Italy as part of the integration of the European office products sales force, completed in June.

Nuevo Laredo, Mexico	Three plants, which manufacture products for the Document Communication and Visual Communication business units, will close completely in the third quarter of 2007. Previously, the company had announced a shutdown of one of the four plants to occur in the spring of 2007. Certain Document Communication products will be outsourced and others manufactured at the company’s Lerma, Mexico facility. Certain Visual Communications products will be outsourced, and others will be manufactured at the Booneville, Mississippi facility.

Tabor, Czech	Sales office closed in the third quarter of 2006 and sales were outsourced.

Wheeling, Illinois	Portion of Storage and Organization plant that manufactures certain non-paper clip fasteners will close in the fall of 2006. Manufacturing will be outsourced.

Wolka Kosowska, Poland	Distribution center closed in the third quarter of 2006. Distribution was outsourced and sales and marketing team moved to a new location.

First Quarter 2006 – Nine affected facilities:

Corona, California	Visual Communication plant closed. Manufacturing was partly consolidated at another plant and partly outsourced.

Dublin, Ireland	Document Communication plant closed. Manufacturing was consolidated at another plant.

Jestetten, Germany	Storage and Organization plant will close later this year. Manufacturing will be consolidated at another plant.

Llantrisant, Wales	Visual Communications and Storage and Organization plant closed September 1, 2006. Manufacturing was partly consolidated and partly outsourced.

Nogales, Mexico	Portion of plant that manufactures products for Workspace Tools will close by yearend. Manufacturing will be outsourced.

Nuevo Laredo, Mexico	Portion of plant that manufactures products for Document Communication will close in the spring of 2007. Manufacturing will be outsourced.

Ontario, California	Portion of plant that manufactures storage boxes for Storage and Organization closed in May. Manufacturing was consolidated at another plant.

Pleasant Prairie, Wisconsin	Portion of Document Communication plant will be closed by mid-2007. Manufacturing will be partly consolidated and partly outsourced.

Tlalnepantla, Mexico	Distribution center has been consolidated into another center in Mexico.